EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 24, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Zimmer Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, IL
February 25, 2011